                                                                       EXHBIT 12


                       Ratio of Earnings to Fixed Charges
      and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                              (Dollars in millions)

                                                          Three Months Ended                            Nine Months Ended
                                          -------------------------------------------    ----------------------------------------
                                              August 31              August 31               August 31              August 31
                                                 1999                   1998                   1999                    1998
                                          -------------------     -------------------    --------------------  ------------------
Ratio of Earnings to Fixed Charges

Earnings:
     Income before income taxes(1)                    $1,563                   $910                  $5,093               $3,439
     Add:  Fixed charges, net                          4,277                  3,410                  10,489               10,159
                                          -------------------    -------------------    --------------------  -------------------
        Income before income taxes and
           fixed charges, net                         $5,840                 $4,320                 $15,582              $13,598
                                          ===================    ===================    ====================  ===================

Fixed charges:
     Total interest expense                           $4,246                 $3,377                 $10,401              $10,076
     Interest factor in rents                             31                     33                      88                   82
                                          -------------------    -------------------    --------------------  -------------------

        Total fixed charges                           $4,277                 $3,410                 $10,489              $10,158
                                          ===================    ===================    ====================  ===================

Ratio of earnings to fixed charges                       1.4                    1.3                     1.5                  1.3

Ratio of Earnings to Fixed Charges and
     Preferred Stock Dividends

Earnings:
     Income before income taxes                       $1,563                   $910                  $5,093               $3,439
     Add:  Fixed charges, net                          4,277                  3,410                  10,489               10,159
                                          -------------------    -------------------    --------------------  -------------------
        Income before income taxes and
           fixed charges, net                         $5,840                 $4,320                 $15,582              $13,598
                                          ===================    ===================    ====================  ===================

Fixed charges:
     Total interest expense                           $4,246                 $3,377                 $10,401              $10,076
     Interest factor in rents                             31                     33                      88                   82
     Preferred stock dividends                            18                     21                      53                   69
                                          -------------------    -------------------    --------------------  -------------------

        Total fixed charges and preferred
           stock dividends                            $4,295                 $3,431                 $10,542              $10,227
                                          ===================    ===================    ====================  ===================

Ratio of earnings to fixed charges and
     preferred stock dividends                           1.4                    1.3                     1.5                  1.3




                                                                         Fiscal Year
                                             ---------------------------------------------------------------------
                                                    1998                   1997                     1996
                                             -------------------    --------------------    ----------------------
Ratio of Earnings to Fixed Charges

 Earnings:
      Income before income taxes(1)                      $5,385                  $4,274                    $3,117
      Add:  Fixed charges, net                           13,614                  10,898                     9,026
                                             -------------------    --------------------    ----------------------
         Income before income taxes and
            fixed charges, net                          $18,999                 $15,172                   $12,143
                                             ===================    ====================    ======================

 Fixed charges:
      Total interest expense                            $13,514                 $10,806                    $8,934
      Interest factor in rents                              100                      92                        92
                                             -------------------    --------------------    ----------------------

         Total fixed charges                            $13,614                 $10,898                    $9,026
                                             ===================    ====================    ======================

 Ratio of earnings to fixed charges                         1.4                     1.4                       1.3

 Ratio of Earnings to Fixed Charges and
      Preferred Stock Dividends

 Earnings:
      Income before income taxes                         $5,385                  $4,274                    $3,117
      Add:  Fixed charges, net                           13,614                  10,898                     9,026
                                             -------------------    --------------------    ----------------------
         Income before income taxes and
            fixed charges, net                          $18,999                 $15,172                   $12,143
                                             ===================    ====================    ======================

 Fixed charges:
      Total interest expense                            $13,514                 $10,806                    $8,934
      Interest factor in rents                              100                      92                        92
      Preferred stock dividends                              87                     110                       101
                                             -------------------    --------------------    ----------------------

         Total fixed charges and preferred
            stock dividends                             $13,701                 $11,008                    $9,127
                                             ===================    ====================    ======================

 Ratio of earnings to fixed charges and
      preferred stock dividends                             1.4                     1.4                       1.3


(1) 1998 Income before income taxes does not include a cumulative effect of accounting change.

"Earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor. The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.